Consent of Independent Auditors


The Board of Directors
Uroplasty, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus. Our report refers to a prior period adjustment.


          /s/ KPMG Peat Marwick LLP
            -------------------------

Minneapolis, Minnesota
July 7, 1998
Exhibit 23.1